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                                                                    EXHIBIT 3(b)


                            ARTICLES OF ORGANIZATION

                                       OF

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

         I, the undersigned, a natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (the "Act"), do hereby adopt the following Articles of Organization therefor:

                                    ARTICLE I

         The name of the limited liability company is CenterPoint Energy Houston Electric, LLC (the "Company").

                                   ARTICLE II

         The period of duration of the Company shall be perpetual.

                                   ARTICLE III

         The purpose of the Company is the transaction of any or all business for which a limited liability company may be organized under the Act.

                                   ARTICLE IV

         The address of the Company's initial registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the Company's initial registered agent at such address is CT Corporation System.

                                    ARTICLE V

         The Company shall have managers. The name and address of the sole initial manager of the Company is:

                               David M. McClanahan
                                 1111 Louisiana
                              Houston, Texas 77002

                                   ARTICLE VI

         The Company is being formed pursuant to a plan of conversion under
Section 10.08 of the Act and Article 5.17 of the Texas Business Corporation Act.


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                                   ARTICLE VII

         The name and address of the converting entity (the "Converting Entity") are as follows:

                                    Reliant Energy, Incorporated
                                    1111 Louisiana
                                    Houston, Texas 77002

The Converting Entity is a corporation incorporated under the laws of the State of Texas. The Converting Entity was incorporated on January 9, 1906 under the name Houston Lighting & Power Company.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 30th day of August, 2002.


                                                        /s/ Richard B. Dauphin
                                                        ------------------------
                                                        Richard B. Dauphin
                                                        Organizer


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